SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                               VASOMEDICAL, INC.
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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


                               VASOMEDICAL, INC.
                                _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                October 27, 2005
                                _______________


To our Stockholders:

     An annual meeting of stockholders will be held at the Flatotel, 135 West 52nd Street, New York, New York 10019 on Thursday, October 27, 2005, beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1. Election of four directors in Class I to hold office until the 2008 Annual Meeting of Stockholders.

     2. Ratification of the appointment by the Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2006.

     3.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on September 16, 2005, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about September 27, 2005.

                                By Order of the Board of Directors,


                                /s/Thomas Glover
                                THOMAS GLOVER
                                President and Chief Executive Officer

Dated:  September 27, 2005
        Westbury, New York


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                               VASOMEDICAL, INC.
                               180 Linden Avenue
                          Westbury, New York 11590 USA
                                _______________

                                PROXY STATEMENT
                                _______________

                         ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, October 27, 2005
                                _______________

     Our Annual Meeting of Stockholders will be held on Thursday, October 27, 2005, at the Flatotel, 135 West 52nd Street, New York, New York 10019 at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                               ABOUT THE MEETING

What is being considered at the meeting?

          You will be voting on the following:

     --   election of four directors in Class I;
     -- ratification of the appointment of our independent registered public accounting firm.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on September 16, 2005. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in three ways:

     --   by attending the meeting
     --   by telephone or internet as described on the enclosed proxy card, or
     --   by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors and FOR the appointment of our independent registered public accounting firm.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Co., (718) 921-8200.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors, and appointment of our independent registered public accounting firm, but will not be counted for any other matter to be voted on because these other matters are not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of September 16, 2005, must be present at the meeting. This is referred to as a quorum. On September 16, 2005, there were 58,752,688 shares outstanding and entitled to vote.

What vote is required to approve each item?

     The affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required for approval of the election of directors and the appointment of our independent registered public accounting firm. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             Common Stock and Series D Convertible Preferred Stock

     The following table sets forth the beneficial ownership of shares of our Series D Convertible Preferred Stock and Common Stock as of September 12, 2005 of (i) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of our executive officers and directors, and
(iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

                                                             Convertible          Common Stock            % of
                                                           Preferred Stock        Beneficially            Common
              Name of Beneficial Owner                          Owned               Owned (4)            Stock (5)
------------------------------------------------------     ----------------     -----------------    -----------------
Entities associated with
M.A.G. Capital, LLC (2) (3).........................            25,000            8,142,219               13.8%
Mercator Momentum Fund, LP (3)......................             6,250            1,940,944                3.3%
Mercator Momentum Fund III, LP (3)..................             3,850            1,195,621                2.0%
Monarch Pointe Fund, Ltd (3)........................            14,900            4,627,210                7.8%

Alexander G. Bearn, MD..............................                                133,092                *
David S. Blumenthal, MD.............................                                170,995                *
Abraham E. Cohen....................................                                763,092                1.3%
Thomas W. Fry.......................................                                 87,167                *
Thomas Glover.......................................                                255,000                *
John C. K. Hui, PhD (6).............................                              1,446,822                2.4%
Photios T. Paulson..................................                                308,917                *
Kenneth W. Rind, PhD................................                                433,092                *
E. Donald Shapiro...................................                                659,345                1.1%
Anthony Viscusi.....................................                              1,667,917                2.8%
Forrest R. Whittaker................................                                112,917                *
Martin Zeiger.......................................                                 87,917                *

Directors and executive officers
as a group (12 persons).............................                              6,126,273                9.9%

__________
*       Less than 1% of the Company's Common Stock

(1) No officer or director owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated.

(2) Includes beneficial ownership of Series D Convertible Preferred Stock owned by M.A.G. Capital, LLC through its affiliates, all of the shares set forth for Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. are also included in the number of shares reflected for M.A.G. Capital, LLC. David Firestone is the Managing Member of M.A.G. Capital, LLC, which is the General Partner of Mercator Momentum Fund, LP and Mercator Momentum Fund III, LP and is the Manager of Monarch Pointe Fund, Ltd. M.A.G. Capital, LLC holds voting and investment power over the shares held by Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd.

                                       3

(3) Includes beneficial ownership of Series D Convertible Preferred Stock that may be immediately converted into shares of common stock at minimum conversion price of $0.40 per share.

                                           Series D           Converted into
       Name of Beneficial Owner       Preferred  Stock         Common Stock
---------------------------------    -----------------        --------------
Mercator Momentum Fund, LP.......          6,250                1,562,500
Mercator Momentum Fund III, LP...          3,850                  962,500
Monarch Pointe Fund, Ltd (5).....         14,900                3,725,000

(4) Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of September 11, 2005 pursuant to warrants awarded under the purchase agreement for the Series D Convertible Preferred Stock and stock options awarded under our stock option plans:

M.A.G. Capital LLC              378,444  Thomas Glover                   250,000
Mercator Momentum Fund, LP      378,444  John C. K. Hui, PhD             657,500
Mercator Momentum Fund III, LP  233,121  Photios T. Paulson              292,917
Monarch Pointe Fund, Ltd        902,210  Kenneth W. Rind, PhD             83,092
Alexander G. Bearn, MD          133,092  E. Donald Shapiro                62,917
David S. Blumenthal, MD          97,092  Anthony Viscusi                 552,917
Abraham E. Cohen                498,092  Forrest R. Whittaker            112,917
Thomas W. Fry                    79,167  Martin Zeiger                    82,917
                                         Directors and executive
                                         officers as a group           2,902,620

(5) Applicable percentages are based on 58,752,688 common shares outstanding on September 12, 2005, adjusted as required by rules promulgated by the Commission.

(6) Includes 789,322 shares that are held in a trust for the benefit of Dr. Hui's child. Dr. Hui and his wife are the trustees of this trust.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Our certificate of incorporation and by-laws provides for a Board of Directors consisting of not less than three nor more than eleven directors. Our Board of Directors is divided into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. Our Board of Directors consists of eleven directors as set forth below:

      Class I                        Class II                      Class III
(To Serve Until the             (To Serve Until the            (To Serve Until the
Annual Meeting of               Annual Meeting of               Annual Meeting of
Stockholders in 2005)           Stockholders in 2006)          Stockholders in 2007)
----------------------------------------------------------------------------------------
E. Donald Shapiro (1)(3)        Abraham E. Cohen (5)          Alexander G. Bearn, MD (3)
Anthony Viscusi (1)(2)(3)(4)    John C.K. Hui, PhD            David S. Blumenthal, MD (3)
Martin Zeiger (2)(4)            Photios T. Paulson (1)        Kenneth W. Rind, PhD (1)(4)
Thomas Glover                   Forrest R. Whittaker (2)(3)

_____________________
(1)     Member of the Executive Committee;
(2)     Member of the Audit Committee;
(3)     Member of the Compensation Committee;
(4)     Member of the Corporate Governance Committee; and
(5)     Ex-officio member of all committees.

     Messrs. Shapiro, Viscusi, Zeiger and Glover, current directors in Class I, are to be elected to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Class I unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Our Board of Directors held six meetings during our fiscal year ended May 31, 2005. Each director attended or participated in at least 75% of such meetings of the Board of Directors. During the fiscal year ended May 31, 2005, there were

          --   six meetings of the Audit Committee;
          --   four meetings of the Compensation Committee; and
          --   three meetings of the Executive Committee.

     Our Audit Committee is involved in discussions with our independent public accountants with respect to the quarterly and year-end audited financial statements, our internal accounting controls and the professional services furnished by our independent registered public accounting firm. Our independent registered public accounting firm periodically meet alone with the Audit Committee and have unrestricted access to the Committee. See "Audit Committee Report." Our Compensation Committee recommends executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." Our Executive Committee was established to advise the Board of Directors and make recommendations on matters relating to our business and operations, including the nomination of directors. Our Corporate Governance Committee is responsible for establishing and maintaining procedures for receiving, investigating and reporting of information and reports concerning alleged violations of our Code of Business Ethics and Standards of Conduct.

Principal Occupations of Directors

     The following is a brief account of the business experience for at least the past five years of our directors:

     Alexander G. Bearn, MD (82 years of age) has been a director since November 1994. Dr. Bearn is a physician, scientist and author who has had distinguished careers in academe and industry. From 1997 through his retirement in 2001, Dr. Bearn was the Executive Officer of the American Philosophical Society. Since 1966, Dr. Bearn has also been an adjunct professor at Rockefeller University. He has also held positions as Chairman of the Department of Medicine of Cornell University Medical College and Senior Vice President of Medical and Scientific Affairs at Merck International. He serves on several boards, including the Board of Trustees of Rockefeller University, the Macy Foundation, both of which he is Emeritus, and the Howard Hughes Medical Institute.

     David S. Blumenthal, MD (55) has been a director since June 1994. Dr. Blumenthal has been a practicing cardiologist in the State of New York since
1981 and is a  Clinical  Professor  of  Medicine  at the Weill  Cornell  Medical
College.

     Abraham E. Cohen (69) has been our Chairman of the Board since June 1994 and a director since June 1993, and is presently an independent consultant. He retired in 1992 as Senior Vice President of Merck & Co., Inc., a position he was elected in 1985. From 1979 to 1989, Mr. Cohen was also President of Merck Sharp & Dohme International, a division of Merck & Co., Inc. Mr. Cohen is a director of the following public companies: Akzo Nobel Nv., Chugai Pharmaceutical Co., Ltd., Neurobiological Technologies, Inc. and Teva Pharmaceutical Industries, Ltd.

     Thomas Glover (51) has been President and Chief Executive Officer and a director since October 2004. Prior to joining Vasomedical, Mr. Glover was the acting President and CEO and advisor to Incappe, Inc. a privately held medical device company. He was the President and CEO of Vasca, Inc. from 1999 to 2003 and served as Executive Vice President, Johnson and Johnson Professional, Inc. from 1997 to 1999. From 1983 to 1996, Mr. Glover held several executive positions with responsibility for U.S and international business for Davis and Geck (American Cyanamid Company/American Hone Products). He is currently a director of Incappe, Inc.

     John C.K. Hui, PhD (59), our Chief Technology Officer, has been a director and Senior Vice President since February 1995. Dr. Hui has been an Assistant Professor in the Department of Surgery and Division of Cardiology at the State University of Stony Brook, New York since 1978. He has also been a scientist in the medical department of Brookhaven National Laboratories. Dr. Hui was CEO and president of and a principal stockholder in Vasogenics, Inc. at the time of its acquisition by us in January 1995.

     Photios T. Paulson (66) has been a director since April 2000 and has served as our Chief Executive Officer from October 2002 through June 2003 and from March to October 2004. Mr. Paulson has been an advisor to the health care industry and was Vice President of bioMrieux N.A. Inc. from 1995 to 2002. Between 1992 and 1995, Mr. Paulson was Chairman of bioMrieux Vitek Inc. Between 1987 and 1990, he was Senior Advisor, Health Care Industry, for Prudential Securities. Mr. Paulson previously held senior positions with Becton Dickinson and Company through 1987. Mr. Paulson is a director of bioMrieux N.A. Inc. and Silliker Group Inc.

     Kenneth W. Rind, PhD (70) has been a director since February 1995. Dr. Rind has been Chairman of Oxford Venture Corporation, an independent venture capital company, since 1981 and in 1998 was a founding General Partner of Israel Infinity Venture Capital Fund. Previously, he was responsible for acquisitions and venture capital investments at Xerox Development Corporation and in charge of technology investment banking at Oppenheimer & Co., Inc. (now CIBC). He is a director of several private companies.

     E. Donald Shapiro (73) has been a director since June 1993, Vice Chairman of the Company since January 2000 and is Dean Emeritus and was Dean and Professor of The New York Law School through 2002. Mr. Shapiro is formerly the Joseph Solomon Distinguished Professor of Law and is a former Dean of The New York Law School, as well as a Supernumerary Fellow of St. Cross College at Oxford University, England. He has authored numerous books and articles in the field of medicine and law and is a recipient of honors and awards both in the United States and overseas. Mr. Shapiro is a director of the following public companies: Loral Space and Communications, Inc., Kramont Realty Trust, Frequency Electronics, Inc., and NSTOR Technologies, Inc.

     Anthony Viscusi (72) has been a director since June 1994 and was our President and Chief Executive Officer from June 1994 through his retirement in January 2000. Mr. Viscusi was Senior Vice President, Worldwide Marketing, for the AgVet division of Merck & Co., Inc. from 1987 to 1993. In 1961, Mr. Viscusi joined the international human health division of Merck, in which he spent most of his career in various general management positions, after having taught at Columbia, Wesleyan and Princeton universities.

     Forrest R. Whittaker (55) has been a director since April 2000. Mr. Whittaker has been President of Teleflex Medical, a division of Teleflex, Inc., since April 2003. Prior thereto, Mr. Whittaker was President of the Respiratory Division of Tyco Healthcare from June 2000 through March 2003. Mr. Whittaker was President and CEO of Paidos Health Management Services, Inc. between 1993 and 2000 and President of Baxter Healthcare Corporation's V. Mueller Division from 1989 through 1993.

     Martin Zeiger (68) has been a director since October 2001. Mr. Zeiger is an independent consultant to the pharmaceutical industry. Mr. Zeiger was Senior Vice President of Strategic Business Development for Barr Laboratories, a drug manufacturer, from 1999 through August 2003. From 1987 through 1999, Mr. Zeiger was Executive Vice President and General Counsel for Rugby Laboratories. In 1993 Marion Merrill Dow acquired Rugby Laboratories. Mr. Zeiger was a Vice President of Marion Merrill Dow, Inc. and its successor Hoechst Marion Roussell, Inc. Mr. Zeiger is a member of the Heritage Board of Directors of the American Heart Association in New York and a founding director of the Larry King Cardiac Foundation.

                                   MANAGEMENT

Our Officers are:

Name                    Age        Position Held With the Company
----                    ---        ------------------------------

Thomas Glover           51    President and Chief Executive Officer
John C. K. Hui, PhD     59    Senior Vice President and Chief Technology
                              Officer
Thomas W. Fry           61    Chief Financial Officer
______________

     Thomas W. Fry, has been Chief Financial Officer since September 8, 2003. Mr. Fry served as Vice President, Finance and Administration of BEI Medical Systems Company, Inc. from September, 1997 until December 2002. From October 1992 until November 1997, Mr. Fry was Vice President, Finance and Administration of its predecessor company of the same name, which merged into BEI Medical Systems Company, Inc. in November 1997. Mr. Fry was employed by Disctronics Ltd. as Corporate Controller from 1989 to 1992, by Cavitron, Inc./CUSA, a medical device, engineering and manufacturing company, as Controller/CFO from 1986 to 1989, and by Chesebrough-Ponds International as Manager of Profit Planning and Manufacturing Controller from 1979 to 1986. Prior to that time, Mr. Fry was employed by GTE from 1970 to 1979 in various accounting and financial roles, including three years as the Controller of GTE Sylvania in Caracas, Venezuela.

Executive Compensation

     The following table sets forth the annual and long-term compensation of our Chief Executive Officer and each of our most highly compensated officers other than the Chief Executive Officer (the "named executive officers") for the fiscal years ended May 31, 2005, 2004 and 2003.

                                                 Summary Compensation Table

                                                                         Long Term Compensation
                                                                   ---------------------------------
                                       Annual Compensation               Awards             Payouts
                                 ------------------------------    ---------------------    ---------
                                                                                Shares    Long Term
                                                        Other      Restricted   Covered    Incentive
Name and                                                Annual       Stock     By Option   Plan         All Other
Principal Position     Year     Salary     Bonus     Compensation    Awards     Grants     Payout      Compensation(1)
------------------     ----     ------     -----     ------------   ---------  ---------   --------   ----------------
Photios T. Paulson (2) 2005    $114,583         --          --        --         100,000      --         $6,006
Former CEO             2004     $20,833         --          --        --          25,000      --           $106
                       2003    $148,308         --          --        --         215,000      --             --

Thomas Glover (3)      2005    $161,667         --          --        --       1,000,000      --         $4,166
President & CEO

John C. K. Hui         2005    $155,500         --          --        --          50,000      --        $18,939
Senor VP,CTO           2004    $150,000    $25,000          --        --              --      --        $16,796
                       2003    $150,000         --          --        --              --      --        $14,136

Thomas W. Fry          2005    $155,500         --          --        --          50,000      --         $2,147
CFO                    2004    $109,712    $33,333          --        --         100,000      --         $3,000

     (1) Represents premiums paid on medical, dental, life and disability group benefit plans, as well as amounts matched in the Company's 401(k) Plan.
     (2) The Board of Directors appointed Photios T. Paulson as Chief Executive Officer in October 2002. Mr. Paulson resigned his position as an officer on June 30, 2003 and was reappointed Chief Executive Officer

                                       8

          in March 2004 and resigned as of October 2004 upon the appointment of Thomas Glover as President and Chief Executive Officer.
     (3) Thomas Glover was appointed President and Chief Executive Officer on October 4, 2004.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth the number of options granted to our named executive officers during the fiscal year ended May 31, 2005.

                                                                                            Potential Realizable
                                                                                          Value at Assumed Annual
                                                                                               Rates of Price
                                                 Individual Grants                        Appreciation for Option
                                                                                                    Term
                             ----------------------------------------------------------- ---------------------------
                                   Total
                                Number of
                               Securities        % of         Exercise
                               Underlying   Options/SARs to    or Base
                               Options/SAR   Employees in      Price       Expiration
           Name                Granted (#)  Fiscal Year (4)   ($/Share)        Date           5%            10%
           ----                -----------  ---------------   --------     ----------     ---------     ----------
Photios T. Paulson (1)            100,000         5.5%          $1.11       7/12/14         $69,808       $176,906
Thomas Glover (2)               1,000,000        55.0%          $1.09       10/3/14        $685,520     $1,737,190
John C. K. Hui (3)                 50,000         2.8%          $1.11       7/12/14         $34,904        $88,453
Thomas W. Fry (3)                  50,000         2.8%          $1.11       7/12/14         $34,904        $88,453

     (1) Represents ten-year, non-qualified stock options under the 1999 Stock Option Plan that vest equally over four years commencing on July 13, 2004, granted to Mr. Paulson as the Chief Executive Officer at that time. Such vesting is dependent upon continued service to the Company.
     (2) Represents ten-year, non-qualified stock options under the 1997 Stock Option Plan and 1999 Stock Option Plan that vest equally over four years commencing on October 4, 2004, granted to Mr. Glover upon his appointment as the President and Chief Executive Officer. Such vesting is dependent upon continued service to the Company.
     (3) Represents ten-year, non-qualified stock options under the 1999 Stock Option Plan that vest equally over four years commencing on July 13, 2004. Such vesting is dependent upon continued service to the Company.
     (4) Percentages based upon 1,818,000 shares issued to employees and officers of the Company during the fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and F/Y-End Option Values

     The following table sets forth information for each of the named executive officers with respect to the value of options or warrants exercised during the fiscal year ended May 31, 2005 and the value of outstanding and unexercised options or warrants held as of May 31, 2005, based upon the market value of the common stock of $0.60 per share on that date.

                                                                                       Value of Unexercised
                                                             Number of Options at      In-the-Money Options
                             Shares Acquired     Value         Fiscal Year End       at Fiscal Year End (2)
Name                         on Exercise (#)  Realized (1) Exercisable Unexercisable Exercisable Unexercisable
----                         ---------------  ------------ ------------------------- -------------------------
Photios T. Paulson                  --             --          253,333      191,667           --           --
Thomas Glover                       --             --               --    1,000,000           --           --
John C. K. Hui                      --             --          645,000       50,000           --           --
Thomas W. Fry                       --             --           33,333      116,667           --           --

     (1) Represents the difference between the closing price of the common stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise. The calculation does not reflect the effects of any income taxes that may be due on the value realized.
     (2) Represents the difference between the closing market price of the common stock at May 31, 2005 of $0.60 per share and the exercise price per share multiplied by the number of in-the-money options at May 31, 2005.

Equity Compensation Plan Information

     The following chart summarizes the options and warrants outstanding and available to be issued at May 31, 2005:

                                                                                         Number of securities
                                       Number of securities                            remaining available for
                                        to be issued upon       Weighted-average     future issuance under equity
                                           exercise of         exercise price of    compensation plans (excluding
                                       outstanding options    outstanding options      securities reflected in
           Plan Category                   and warrants           and warrants                column (a)
           -------------               --------------------   -------------------    ----------------------------
                                               (a)                    (b)                        (c)
                                               ---                    ---                        ---
Equity compensation plans
approved by security holders                 2,320,545                $1.64                    2,504,500
Equity    compensation   plans   not
approved by security holders                 4,424,999                $1.34                      110,003
                                      ----------------------- --------------------- -------------------------------
    Total                                    6,745,544                $1.41                    2,614,503
                                      ======================= ===================== ===============================

Stock Option and Other Plans

     1995 Stock Option Plan

     In May 1995, our stockholders approved the 1995 Stock Option Plan for our officers and employees, for which we reserved an aggregate of 1,500,000 shares of common stock. In December 1997, our Board of Directors terminated the 1995 Stock Option Plan with respect to new option grants. At May 31, 2005, 972,000 options had been granted, of which 571,000 are outstanding under the 1995 Option Plan.

     Outside Director Stock Option Plan

     In May 1995, our stockholders approved an Outside Director Stock Option Plan for our non- employee directors, for which we reserved an aggregate of 300,000 shares of common stock. On June 1, 1997, 1996 and 1995, options to purchase an aggregate of 39,550 shares, 31,675 shares, and 77,418 shares of common stock, respectively, at $1.77, $2.21, and $.78 per share, respectively, were granted to outside directors. In December 1997, our Board of Directors terminated the Outside Director Stock Option Plan with respect to new option grants. At May 31, 2005, 46,350 options are outstanding under the Outside Director Stock Option Plan.

     1997 Stock Option Plan

     In December 1997, our stockholders approved the 1997 Stock Option Plan (the "1997 Plan") for our officers, directors, employees and consultants, for which we have reserved, as amended, an aggregate of 2,800,000 shares of common stock. The 1997 Plan provides that it will be administered by a committee of our Board of Directors and that the committee will have full authority to determine the identity of the recipients of the options and the number of shares subject to each option. Options granted under the 1997 Plan may be either incentive stock options or non-qualified stock options. The option price shall be 100% of the fair market value of the common stock on the date of the grant (or in the case of incentive stock options granted to any individual principal stockholder who owns stock possessing more than 10% of the total combined voting power of all of our voting stock, 110% of such fair market value). The term of any option may be fixed by the committee but in no event shall exceed ten years from the date of grant. Options are exercisable upon payment in full of the exercise price, either in cash or in common stock valued at fair market value on the date of exercise of the option. The term for which options may be granted under the 1997 Plan expires August 6, 2007. At May 31, 2005, 2,991,168 options had been granted (including options previously granted but subsequently cancelled), of which 1,703,195 are outstanding under the 1997 Plan.

     1999 Stock Option Plan

     In July 1999, our Board of Directors authorized the 1999 Stock Option Plan (the "1999 Plan") for our officers, directors, employees and consultants, for which we have reserved, as amended, an aggregate of 5,000,000 shares of common stock. The 1999 Plan provides that it will be administered by a committee of our Board of Directors and that the committee will have full authority to determine the identity of the recipients of the options and the number of shares subject to each option. Options granted under the 1999 Plan may be either incentive stock options or non-qualified stock options. The option price shall be 100% of the fair market value of the common stock on the date of the grant (or in the case of incentive stock options granted to any individual principal stockholder who owns stock possessing more than 10% of the total combined voting power of all of our voting stock, 110% of such fair market value). The term of any option may be fixed by the committee but in no event shall exceed ten years from the date of grant. Options are exercisable upon payment in full of the exercise price, either in cash or in common stock valued at fair market value on the date of exercise of the option. The term for which options may be granted under the 1999 Plan expires July 12, 2009. At May 31, 2005, 7,441,932 options had been granted, (including options previously granted but subsequently cancelled), of which 4,224,999 are outstanding under the 1999 Plan.

     2004 Stock Option Plan and Stock Issuance Plan

     In October 2004, our stockholders approved the 2004 Stock Option and Stock Issuance Plan (the "2004 Stock Plan") for our officers, directors, employees and consultants [and other independent advisors], for which we reserved an aggregate of 2,500,000 shares of common stock. The 2004 Stock Plan is administered by a committee of our Board of Directors, which has full authority to determine the identity of the recipients of the options and the number of shares subject to each option. The 2004 Stock Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Options granted under the 2004 Stock Plan shall be non-qualified or incentive stock options and the exercise price is the fair market value of the common stock on the date of grant except that for incentive stock options it shall be 110% of the fair market value if the participant owns 10% or more of our common stock. Under the stock issuance program, the purchase price per share shall be fixed by the Board of Directors or committee but cannot be less than the fair market value of the common stock on the issuance date. Payment for the shares may be made in cash or check payable to us, or for past services rendered to us and all shares of common stock issued thereunder shall vest upon issuance unless otherwise directed by the board or committee. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. As of May 31, 2005, no options or shares have been granted under the 2004 Stock Plan.

     401(k) Plan

     In April 1997, we adopted the Vasomedical, Inc. 401(k) Plan to provide retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the plan provides tax- deferred salary deductions for eligible employees. Employees are eligible to participate in the next quarter enrollment period after employment. Participants may make voluntary contributions to the plan up to 100% of their compensation. In fiscal year 2005,

2004 and 2003, the Company made discretionary contributions of approximately $34,766, $35,535 and $35,000, respectively, to match a percentage of employee contributions.

Director's Compensation

     It has been our policy to grant fees of $1,500 per meeting to each outside director who attends a regularly scheduled or special meeting of its Board of Directors. Fees for committee meetings are $1,000 per meeting if the meeting is held on a different day than the Board meeting. In addition, we reimburse out-of-state directors for their cost of travel and lodging to attend such meetings.

     Our compensation structure for outside directors also includes:

     -- a one-time grant of 50,000 non-qualified stock options to outside directors issued on the date of their initial appointment to our Board of Directors at the closing price on the issue date and vesting in three equal annual increments commencing on the first anniversary of the grant and contingent upon their continued service on our Board; and
     -- an automatic annual grant of 25,000 non-qualified stock options to outside directors issued on the date of our Annual Meeting of Stockholders at the closing price on the issue date and vesting in three equal annual increments commencing on the first anniversary of the grant and contingent upon their continued service on our Board.

Limitation on Liability of Officers and Directors

     We have entered into indemnification agreements with each of our current officers and directors pursuant to which we have agreed, among other things, to indemnify these officers and directors to the fullest extent permitted by Delaware law.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2005, our Compensation Committee consisted of Messrs. Bearn, Blumenthal, Shapiro, Viscusi, and Whittaker. None of these persons were our officers or employees during fiscal 2005 or, except as otherwise disclosed, had any relationship requiring disclosure in this Proxy Statement.

In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the caption "Compensation Committee Report on Executive Compensation" will not be deemed to be filed or to be proxy-soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the Compensation Committee of our Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not our employee or an employee of any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2005 is furnished by the directors who comprised the Compensation Committee during fiscal 2005.

Executive Compensation Objectives

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives and thereby increase shareholder value. It is our policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation.

     Stock options are granted to employees, including our executive officers, by the Compensation Committee under our stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing us from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of common stock on the date of grant, have a maximum term of ten years and generally become exercisable, in whole or in part, starting one year from the date of grant. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee intends to utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant has so far been retained.

Relationship of Compensation to Performance and Compensation of Chief Executive Officer and Chief Financial Officer

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries that will be paid to our executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     Effective September 8, 2003, the Board of Directors appointed Thomas W. Fry as Chief Financial Officer and entered into a two-year employment agreement with him at a base annual salary of $150,000. On October 4, 2004, the Board of Directors appointed Thomas Glover as its President and Chief Executive Officer at a base annual salary of $260,000. The Compensation Committee determined that the compensation payable to Messrs. Fry and Glover was appropriate in light of their positions with the Company and based on the compensation level of executives in similar positions.

        Our Compensation Committee:

                E. Donald Shapiro, Chairman
                Alexander G. Bearn
                David S. Blumenthal
                Anthony Viscusi
                Forrest R. Whittaker

                             AUDIT COMMITTEE REPORT

     The Board of Directors has appointed an Audit Committee consisting of three non-employee directors. The current members of the Audit Committee satisfy the independence requirements and other established criteria by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission. We intend to comply with future Audit Committee requirements as they become applicable to us.

     As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed with the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

     The Audit Committee has also received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent registered public accounting firm their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2005 for filing with the Securities and Exchange Commission.

     The Audit Committee has also received and reviewed the fees paid to Grant Thornton LLP during the last fiscal year for audit and non-audit services, which are set forth below and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP's independence and concluded that it is.

        Our Audit Committee:

                Forrest R. Whittaker, Chairman
                Anthony Viscusi
                Martin Zeiger

Audit Committee Financial Expert

     The members of the Audit Committee have substantial experience in assessing the performance of companies, gained as members of our Board of Directors and Audit Committee, as well as by serving in various capacities in other companies or governmental agencies. As a result, they each have an understanding of financial statements. However, none of them keep current on all aspects of generally accepted accounting principles. Accordingly, the Board of Directors does not consider any of them to be a financial expert as that term is defined in applicable regulations. Nevertheless, the Board of Directors believes that they competently perform the functions required of them as members of the Audit Committee and, given their backgrounds, it would not be in our best interests to replace any of them with another person to qualify a member of the Audit Committee as a financial expert.

Audit Fees

     For fiscal 2005 and 2004, Grant Thornton LLP's audit and accounting fees were approximately $257,000 and $179,000, respectively.

Tax Service Fees

     Aggregate fees incurred in connection with tax services rendered by Grant Thornton LLP for fiscal 2005 and 2004 were approximately $35,000 and $47,000, respectively, incurred primarily for the preparation of federal and state tax returns.

All Other Fees

     Aggregate fees for all other services rendered by Grant Thornton LLP for fiscal 2005 and 2004 were approximately $22,000 and $9,000, respectively, incurred in connection with SEC and other related consulting services. Grant Thornton had no financial information systems design and implementation fees during fiscal 2005.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission
(the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and the NASD. Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2005.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return* to the Company's stockholders during the five-year period ended May 31, 2005 as well as an overall stock market index (NASDAQ Stock Market Index) and the Company's peer group index (S&P Health Care Equipment):

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG VASOMEDICAL, INC., THE NASDAQ STOCK MARKET (U.S) INDEX
                   AND THE S & P HEALTH CARE EQUIPMENT INDEX

                                                        Cumulative Total Return
                                ----------------------------------------------------------------------
                                   5/00        5/01        5/02       5/03        5/04        5/05

VASOMEDICAL, INC.                100.00       98.50       44.50      27.00       29.00       15.00
NASDAQ STOCK MARKET (U.S.)       100.00       67.00       47.08      33.51       46.91       47.64
S & P HEALTH CARE EQUIPMENT      100.00       98.49      107.01     111.05      143.98      146.85

*$100 invested on 5/13/00 in stock or index-including reinvestment of dividends. Fiscal year ending May 31.

                                  PROPOSAL TWO

       PROPOSAL TO APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

General

     The Board of Directors, upon the recommendation of the Audit Committee, recommends that the stockholders approve the appointment of Grant Thornton LLP as our Company's independent registered public accounting firm to audit our financial statements for the fiscal year ending May 31, 2006.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal. The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

              FINANCIAL STATEMENTS AND INCORPORATION BY REFERENCE

     A copy of our Annual Report to Stockholders for the fiscal year ended May 31, 2005 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

     Proposals of stockholders intending to be presented at the 2006 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than May 30, 2006 to be included in the proxy statement for that meeting.


                                By Order of the Board of Directors,

                                  /s/Thomas Glover
                                  THOMAS GLOVER
                                  President and Chief Executive Officer

Dated:  September 27, 2005
        Westbury, New York

VASOMEDICAL, INC.   The undersigned hereby appoints ABRAHAM E. COHEN and PHOTIOS
                    T.  PAULSON,  or either of them,  attorneys and Proxies with full power of  substitution in each of them, in the name and stead of the  undersigned  to vote as Proxy all the stock of
                    the   undersigned   in   VASOMEDICAL,   INC.,   a   Delaware
                    corporation, at the Annual Meeting of Stockholders scheduled to be held on October 27, 2005 and any adjournments thereof.


The Board of Directors recommends a vote FOR the following proposals:

1.   Election of the following nominees, as set forth in the proxy statement:

                E. Donald Shapiro
                Anthony Viscusi
                Martin Zeiger
                Thomas Glover

  [ ]  FOR all nominees listed above          [ ] WITHHOLD authority to vote
(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

--------------------------------------------------------------------------------

2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 2006.
                 [   ] FOR      [   ] AGAINST       [   ] ABSTAIN

3. Upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

Dated:  _____________, 2005
                               ___________________________________________[L.S.]

                               ___________________________________________[L.S.]

                    (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)


        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE